Exhibit 99.2

S&T Bancorp, Inc

STBA
NASDAQ
LISTED

Profile:

S&T Bancorp, Inc. is a $5.0 billion financial holding company headquartered in Indiana, PA, located about 55 miles northeast of Pittsburgh, PA.

Founded in 1902 with a single location in Indiana, PA, S&T Bancorp, Inc. has grown to 56 branch offices that provide a full range of financial services to individuals and businesses in Allegheny, Armstrong, Blair, Butler, Cambria, Centre, Clarion, Clearfield, Indiana, Jefferson, Washington and Westmoreland counties. Additionally, S&T has loan production offices in northeast Ohio and central Ohio.

Investment Thesis:

- *Stable Western PA economy*
- *Long-term Marcellus Shale benefit*
- *Opportunistic & effective acquisitions/expansions*
- *Loan growth*
- *Excellent asset quality*
- *Demonstrated expense discipline and efficiency*
- *Historically high performer*

Recent Mergers and Expansions:

October 30, 2014
S&T Bancorp announces merger with Integrity Bancshares in ***southcentral PA***. Integrity has approximately $844 million in assets. The merger is expected to close in the First Quarter of 2015

June 18, 2014
S&T Bank branch opens in ***State College, PA***.

January 21, 2014
S&T Bank loan production office opens to service ***central Ohio***.

August 27, 2012
S&T Bank loan production office opens to service ***northeast Ohio***.

August 13, 2012
S&T Bancorp acquired Gateway Bank of PA adding 2 offices in Cranberry Township and McMurray. Gateway had approximately $99 million in loans and $105 million in deposits.

March 9, 2012
S&T Bancorp acquired Mainline Bancorp adding 8 offices in Blair and Cambria County. Mainline Bancorp had approximately $130 million in loans and $206 million in deposits.

Key Statistics:

(Data as of 12.31.14)		*(Data as of 12.31.14)*	
Total Assets (in $ millions)	$4,965	Stock Price	$29.81
Common BV/Share	$20.42	Market Cap (in $ millions)	$ 888
Tangible BV/Share	$14.46	Dividend Yield (annualized)	2.42%
		Price/Earnings (LTM)	15.3

56 Branches in 12 Western Pennsylvania Counties & 2 Loan Production Offices in Ohio


Akron
State College
Harrisburg
Philadelphia
Pittsburgh
Columbus
Clarion
Jefferson
Clearfield
Centre
Butler
Armstrong
Indiana
Allegheny
Pittsburgh
Westmoreland
Cambria
Blair
Washington
S&T Bank
Mainline
Gateway
Loan Production Offices

Total Annualized Shareholder Return

Includes reinvested dividends
(Data as of 12.31.14)

	1 YR	3 YR	5 YR	10 YR
STBA	21.11%	18.53%	15.25%	0.94%
NASDAQ Bank	4.92%	20.79%	12.50%	0.55%
KRX-Dow Jones KBW Regional Bank	2.43%	19.37%	14.21%	NA
S&P 500	13.68%	20.34%	15.42%	7.66%

Source: Bloomberg

MEMBER FDIC
EQUAL HOUSING LENDER

S&T Bancorp, Inc

STBA
NASDAQ
LISTED

Senior Management:

Todd D. Brice
President and Chief Executive Officer

Mark Kochvar
Senior Executive Vice President,
Chief Financial Officer

David G. Antolik
Senior Executive Vice President,
Chief Lending Officer

David P. Ruddock
Senior Executive Vice President,
Chief Operating Officer

Investor Relations Contact:

Mark Kochvar
S&T Bancorp, Inc.,
800 Philadelphia Street
Indiana, PA 15701
724.465.4826
mark.kochvar@stbank.net

For more information visit stbancorp.com.

Common stock traded on the NASDAQ under the symbol *STBA*

Analyst Coverage:

The following analysts published research about S&T Bancorp, Inc. in 2015.

Boenning & Scattergood
Matthew Schultheis • 610.832.5290
mschultheis@boenninginc.com

Keefe, Bruyette & Woods
Collyn Gilbert • 973.549.4092
collyn.gilbert@kbw.com

Raymond James
William Wallace • 301.657.1548
william.wallace@raymondjames.com

RBC Capital Markets
Jake Civiello • 617.725.2152
jake.civiello@rbccm.com

Sterne Agee
Matthew Breese • 207.699.5800
mbreese@sterneagee.com

Financial Highlights:

	2014 *Full Year*	2013 *Full Year*	2012 *Full Year*
Net Income (in $ thousands)	$57,910	$50,539	$34,200
Diluted Earnings per Share	$1.95	$1.70	$1.18
Dividends Declared per Share	$0.68	$0.61	$0.60
Total Assets (in $ millions)	$4,965	$4,533	$4,527
Total Loans (in $ millions)	$3,872	$3,568	$3,369
Total Deposits (in $ millions)	$3,909	$3,672	$3,638
Return on Average Assets (annualized)	1.22%	1.12%	0.79%
Return on Average Equity (annualized)	9.71%	9.21%	6.62%
Net Interest Margin (FTE) (annualized)	3.50%	3.50%	3.57%
Nonperforming Assets/Loans + OREO	0.33%	0.64%	1.66%
Allowance for Loan Losses/Total Loans	1.24%	1.30%	1.38%
Net Loan Charge-offs (annualized) / Average Loans	0.00%	0.25%	0.78%
Risk-based Capital - Total	14.27%	14.36%	15.39%
Tangible Common Equity/Tangible Assets	9.00%	9.03%	8.24%

Our Reputation Speaks for Itself...

- Named to the prestigous ***Sandler O'Neill Sm-All Stars Class of 2013 and 2014.***
- ***Superior Customer Service***
  Consistently ranked high in customer satisfaction.
- ***American Heart Association***
  S&T honored recognized as a Gold Level Fit-Friendly Worksite in 2014.
- ***AARP***
  S&T voted one of the best employers for workers over 50 years old.


my life
my bank
S&T Bank
800.325.2265 • stbank.com

This document may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties that could cause actual results to differ materially from the results discussed in these statements. These risks are detailed in the company's latest form 10-Q and 10-K filed with the Securities and Exchange Commission.

This document also contains or references, certain non-GAAP financial measures, such as net interest margin (FTE). Although S&T believes that these measures enhance investors' understanding of S&T's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP, and should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports on Forms 10-Q for S&T Bancorp, Inc. and subsidiaries.